CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Smith Barney Investment Funds Inc.: Smith Barney Multiple Discipline Funds -- Global All Cap Growth and Value Fund (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                  Chief Administrative Officer
Smith Barney Investment Funds Inc.:      Smith Barney Investment Funds Inc.:
Smith Barney Multiple Discipline         Smith Barney Multiple Discipline
 Funds --                                  Funds --
Global All Cap Growth and Value Fund     Global All Cap Growth and Value Fund


/s/ R. Jay Gerken                        /s/ Andrew B. Shoup
------------------------                 -------------------------
R. Jay Gerken                            Andrew B. Shoup
Date: June 30, 2004                      Date: June 30, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.